UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________
FORM 8-K
____________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 4, 2017

ARISTA NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36468	20-1751121
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

5453 Great America Parkway
Santa Clara, CA 95054
(Address of principal executive offices)

(408) 547-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On August 4, 2017, the International Trade Commission (the “ITC” or the “Commission”) issued a notice in connection with Investigation No. 337-TA-944 (the “944 Investigation”) stating that it would be reviewing the Administrative Law Judge’s (the “ALJ”) Enforcement Initial Determination (the “EID”) in its entirety and remanding the EID in part for further analysis.

Cisco Systems, Inc. (“Cisco”) initially filed a complaint in the 944 Investigation accusing Arista of infringing six patents (U.S. Patents 7,290,164, 7,340,597, 8,356,296, 6,741,592, 7,200,145 and 7,162,537) relating to five different features of Arista’s Extensible Operating System (“EOS”). For three of the patents (‘164, ‘597 and ‘296), Cisco’s accusations were either dropped or rejected by the ITC. In its Final Determination (“FD”), dated June 23, 2016, the ITC determined that the prior versions of EOS contained two features that infringed three patents (‘592, ‘145 and ‘537) and issued a limited exclusion order and a cease and desist order that prohibited Arista from importing (or selling) infringing products into the United States. Arista released a new version of EOS (4.16 or later) for its products to address the Commission’s findings.

On August 26, 2016, Cisco filed an enforcement action against Arista with the ITC asserting that Arista is violating the cease and desist order in the 944 Investigation. This enforcement action only involves the ‘537 patent. Both parties participated in a hearing for this matter on April 5, 2017. On June 20, 2017, the ALJ issued his EID finding that Arista did not violate the cease and desist order. On July 3, 2017, the parties filed petitions for review of certain findings in the EID. The Commission frequently reviews some or all aspects of ALJ initial determinations in order to better understand the issues presented to it in an investigation. The target date for the FD was originally set for September 20, 2017.

The Commission’s notice remands the investigation to the ALJ. The notice instructs the ALJ to conduct any additional proceedings he deems necessary and then issue a remand enforcement initial determination (“REID”) clarifying certain aspects of the EID set forth in the notice. The notice instructs the ALJ to issue an initial determination by September 4, 2017 setting a new target date for the FD that allows sufficient time for these remand proceedings and three additional months following issuance of the REID for the Commission to review the REID before issuing its FD.

In addition to the ALJ’s initial determination finding that Arista’s redesigned products do not infringe the ‘537 patent, U.S. Customs and Border Protection has found in two separate proceedings that Arista’s redesigned products do not infringe this patent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARISTA NETWORKS, INC.
Date: August 7, 2017
	By:	/s/ Marc Taxay
Marc Taxay
Senior Vice President and General Counsel